UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2026

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 West 18th Street, 7th Floor, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2026, the Board of Directors (the “Board”) of WW International, Inc. (the “Company”) unanimously elected Lisa Gavales and Sue E. Gove as directors of the Company, effective April 7, 2026, to serve until the Company’s 2026 annual meeting of shareholders. Ms. Gavales and Ms. Gove are expected to stand for election at the Company’s 2026 annual meeting of shareholders. There were no arrangements or understandings pursuant to which Ms. Gavales or Ms. Gove were elected as directors, and there are no related party transactions between the Company and either Ms. Gavales or Ms. Gove reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that each of Ms. Gavales and Ms. Gove qualifies as an “independent director” under Nasdaq listing standards.

Committee assignments for Ms. Gavales and Ms. Gove have not yet been determined. When available, such committee assignments will be reported by an amendment to this Current Report on Form 8-K.

Ms. Gavales and Ms. Gove will each receive the Company’s standard compensation program provided to the Company’s non-employee directors for service on the Board, currently consisting of an annual cash retainer of $90,000 payable quarterly and additional annual cash retainers of $12,500 per year for membership on the standing Board committees on which she serves, payable quarterly. Such amounts shall be prorated with respect to fiscal 2026 based on each of Ms. Gavales and Ms. Gove’s time of service on the Board and its committees during fiscal 2026. In addition, subject to their election at the 2026 annual meeting of shareholders, Ms. Gavales and Ms. Gove will be eligible to receive an annual equity grant of restricted stock units with a target grant date value of $135,000, which will be granted on the first trading day of the Company’s open trading window following the date of the annual meeting of the Company’s shareholders for fiscal 2026.

In connection with the appointment of Ms. Gavales and Ms. Gove, the Board approved an increase in the size of the Board to six members.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the election of Ms. Gavales and Ms. Gove to the Board has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the appointments of Lisa Gavales and Sue E. Gove as members of the Board. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings the Company makes with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release dated April 7, 2026.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: April 7, 2026	By:	/s/ Felicia DellaFortuna
	Name:	Felicia DellaFortuna
	Title:	Chief Financial Officer

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